Exhibit 99.1

FOR IMMEDIATE RELEASE
BAXTER REPORTS THIRD-QUARTER 2024 RESULTS
•Baxter third-quarter 2024 sales totaled $3.85 billion1
•Third-quarter total Baxter U.S. GAAP2 diluted earnings per share (EPS) were $0.271; adjusted total Baxter diluted EPS were $0.801, exceeding the company’s previously issued guidance
•Third-quarter sales from continuing operations of $2.70 billion increased 4% on both a reported and constant currency basis3, reflecting growth across all segments4
•Third-quarter U.S. GAAP diluted EPS from continuing operations were $0.12; adjusted continuing operations EPS were $0.49
•Baxter continues to make significant progress restoring production at its North Cove facility following the unprecedented impact of Hurricane Helene in western North Carolina; production has now restarted on the facility’s highest-throughput IV solutions manufacturing line

DEERFIELD, Ill., NOV. 8, 2024 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the third quarter of 2024.
"Baxter delivered positive performance in the third quarter of 2024, as the company continues to execute against its strategic transformation,” said José (Joe) E. Almeida, chair, president and chief executive officer. “The pending sale of our Kidney Care business represents another defining milestone in our ongoing transformation journey. We are also making substantial progress advancing hurricane recovery efforts at our North Cove, North Carolina, facility, thanks to the inspirational commitment and resilience of our Baxter team, in coordination with government agencies. While the hurricane’s aftermath is expected to have an impact on our near-term financial

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1 Includes discontinued operations from Kidney Care business.
2 Generally Accepted Accounting Principles
3 Sales growth at constant currency rates and adjusted diluted EPS, as well as forecasts of those items on a forward-looking basis, are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
4 Continuing operations include Baxter’s Medical Products & Therapies, Healthcare Systems & Technologies and Pharmaceuticals segments.

outlook, we remain confident in Baxter’s outlook and growth trajectory following completion of the pending Kidney Care sale.”
Third-Quarter Financial Results
Note that Baxter’s third-quarter and updated full-year 2024 guidance was issued on Aug. 6, 2024, prior to the announcement of the pending sale of the Kidney Care segment to Carlyle. Following the announcement, Baxter’s Kidney Care business met the conditions to be reported as a discontinued operation. Accordingly, the Kidney Care business is now reported in discontinued operations, and the company’s prior-period results have been adjusted to reflect the discontinued operations presentation. Restated historical results reflecting the Kidney Care segment as a discontinued operation for the prior six quarters can be found on Baxter’s website in the Investor Relations section. Discontinued operations for 2023 also include Baxter’s former BioPharma Solutions (BPS) business, which was divested at the end of the third quarter of 2023. Continuing operations now reflect the results of Baxter’s Medical Products & Therapies, Healthcare Systems & Technologies and Pharmaceuticals segments.
Total Baxter worldwide sales for Q3 2024 were $3.85 billion, which include continuing operations sales of $2.70 billion and discontinued operations sales of $1.15 billion. Excluding Q3 2023 BPS sales of $191 million, and including sales of Kidney Care in both periods, worldwide Baxter sales grew 4% on both a reported and constant currency basis, in line with the company’s prior guidance. Including discontinued operations from the BPS business, total Baxter third-quarter 2024 sales decreased 1% on both a reported and constant currency basis.
On a continuing operations basis, Baxter’s sales of $2.70 billion increased 4% on both a constant currency and reported basis, with all segments contributing to this performance. Medical Products & Therapies sales grew high single digits, reflecting strong demand across the portfolio, including the successful U.S. launch of the Novum IQ large volume infusion pump with Dose IQ Safety Software. Healthcare Systems & Technologies sales grew low single digits, as strong performance in the U.S. Care & Connectivity Solutions (CCS) division was partially offset by declines internationally in CCS and lower sales in the U.S. Front Line Care division related to ongoing market dynamics in the U.S. primary care market, as well as a difficult comparison to the prior-year period following backlog reduction efforts. Pharmaceuticals sales also grew at low single digits, as double-digit growth in the Drug Compounding division was partially offset by a high single-digit decline in the

Injectables & Anesthesia division. Third quarter sales of Injectables & Anesthesia were impacted by the timing of certain orders shifting to the fourth quarter and supply constraints impacting international performance. The Injectables team continues to enhance its new product launch capabilities and is focused on successfully driving the commercial launches of several new injectables in 2024 and beyond.
Kidney Care sales, which are now reported as discontinued operations, increased mid-single digits over the prior year period and were driven by positive demand and pricing for acute therapies and peritoneal dialysis products.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the third quarter, total net income attributable to Baxter on a U.S. GAAP basis was $140 million, or $0.27 per diluted share. These results include special items totaling $271 million, primarily related to intangible amortization, separation-related costs and business optimization costs, among other factors. On an adjusted basis, excluding the impact of special items, total net income attributable to Baxter was $0.80 per diluted share, exceeding the company’s original guidance of $0.77 to $0.79 per diluted share, driven by top-line strength in Medical Products & Therapies and Kidney Care as well as continued improvements in integrated supply chain and disciplined management of operating expenses.
Hurricane Helene Recovery at North Cove Facility
On Sept. 27, 2024, western North Carolina was devastated by the impact of Hurricane Helene, which was unprecedented for the region. Among its effects, the rain and storm surge resulted in flooding at Baxter’s North Cove manufacturing facility, causing a temporary production shutdown. Since then, Baxter has been focused on bringing the North Cove facility back online, working to ensure ongoing supply continuity for patients, and supporting employees in impacted communities.
As announced last week, Baxter has now restarted North Cove’s highest-throughput IV solutions manufacturing line. At its peak operation (prior to Hurricane Helene), this line represented approximately 25% of the site’s total production and approximately 50% of the site’s production of one-liter IV solutions, the most commonly used size by hospitals and clinics. Baxter’s current expectation is that new product from North Cove could begin shipping to distributors and customers by the end of November, ahead of its original expectations, which is a testament to the dedication, diligence and resilience of Baxter colleagues in North Cove and beyond.
“I want to recognize the tireless efforts of our North Cove team as well as the countless other Baxter colleagues globally who have committed themselves to site restoration and helping address supply continuity amid this crisis,” said Almeida. “I also offer Baxter’s gratitude to ASPR, FDA, the State of North Carolina and HHS, all of whom continue to provide their steadfast support as we work to bring North Cove back to full production. And, of course, we are deeply appreciative of our customers’ patience and partnership as our progress continues at the site.”
Baxter does not yet have a timeline for when North Cove production will be fully restored to pre-hurricane levels. Assessment, equipment repair, and phased testing continue at a rapid pace across all other North Cove production lines, and Baxter will continue to work in close coordination with FDA to resume operations in phases.
Additional information on the restoration effort, including plant recovery, supply continuity, and how Baxter is making a difference for its employees and the community, can be found on the Hurricane Helene Updates page on Baxter.com. The company intends to provide further updates regarding its progress on this page.
Kidney Care Separation Update
On Aug. 13, 2024, Baxter and certain affiliates of global investment firm Carlyle announced a definitive agreement under which Carlyle is to acquire Baxter’s Kidney Care segment, to be known as Vantive, for $3.80 billion. Baxter expects to receive approximately $3.50 billion in cash with net after-tax proceeds currently estimated to be in the range of $3.15 to $3.25 billion, exceeding original expectations. The transaction is a vital step in Baxter’s ongoing strategic transformation and will establish Vantive as a global leader in kidney care.
Baxter continues to expect the sale to close in late 2024 or early 2025, subject to receipt of customary regulatory approvals and satisfaction of other closing conditions.
In light of the reporting change moving Kidney Care business results to discontinued operations, corporate costs that had previously been allocated to the Kidney Care segment, which will not convey with the Kidney Care business in the sale, are now reported in unallocated corporate costs. These stranded costs (or dis-synergies) are expected to be mitigated in 2025 through income to be received from Vantive under transition service agreements (TSAs) as well as cost-containment initiatives the company is in the process of undertaking. Baxter currently expects to fully offset the impact of these stranded costs and loss of TSA income in 2027.
Financial Outlook
Given the unprecedented impact of Hurricane Helene on the company’s North Cove operations and related production, Baxter is adjusting its full-year 2024 financial outlook to reflect the estimated impact of the hurricane on its fourth-quarter results. As a result of the hurricane, Baxter expects total company fourth-quarter sales to be negatively impacted by approximately $200 million, including an estimated $40 to $50 million impact on Kidney Care sales and approximately $150 to $160 million impact on Medical Products & Therapies sales. Total company adjusted diluted EPS (including discontinued operations) are expected to be negatively impacted by $0.15 to $0.20 per share.
Guidance provided below includes the impact of Kidney Care discontinued operations and excludes the impact of BPS discontinued operations. In addition, the company’s updated guidance reflects the anticipated fourth-quarter negative impact of Hurricane Helene.
For full-year 2024: Baxter now expects total company sales growth of 1% to 2% on a reported basis and approximately 2% on a constant currency basis. The company expects total company adjusted earnings, before special items, of $2.90 to $2.94 per diluted share.
For fourth-quarter 2024: The company expects sales to decline low single digits on both a reported basis and constant currency basis. The company expects total adjusted earnings, before special items, of $0.77 to $0.81 per diluted share.
Following Kidney Care divestiture: Baxter reaffirms the preliminary financial expectations set when it announced its agreement to sell Kidney Care to Carlyle in August 2024. Following the completion of the pending sale of Kidney Care, Baxter is targeting operational sales growth5 of 4% to 5% annually. The company also anticipates a full-year 2025 adjusted operating margin of approximately 16.5% on a continuing operations basis, which reflects an anticipated 100 basis point

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5Operational sales growth excludes the impact of the Kidney Care manufacturing supply agreement (to be entered into at closing) and is calculated on a constant currency basis.

negative impact due to stranded costs, net of anticipated TSA income, and the manufacturing supply agreement (MSA) the company plans to enter into with Vantive upon the completion of the sale of the Kidney Care segment. The company currently expects to fully offset these stranded costs and loss of TSA income in 2027 through cost-containment initiatives, some of which are already underway, to further support the company's objective of delivering annual adjusted operating margin expansion.
A webcast of Baxter’s third-quarter 2024 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CST on Nov. 8, 2024. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, nutrition, kidney care, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Net sales growth on a constant currency basis is a non-GAAP financial measure that provides information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods. Operational sales growth excludes the impact of the Kidney Care MSA (to be entered into at closing) and is calculated on a constant currency basis.

Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating income, net, adjusted operating income, adjusted other expense, net, adjusted income from continuing operations before income taxes, adjusted income tax expense, adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and nine-month periods ended September 30, 2024 and 2023, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, product warranty reserves, legal matters, Hurricane Helene costs, a goodwill impairment, long-lived asset impairments, investment impairments, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for the remainder of 2024. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking annual operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the related MSA and assuming foreign currency exchange rates remain constant in future periods. Additionally, forward-looking full year 2025 adjusted operating margin guidance and forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking annual operational sales growth guidance, forward-looking full year 2025 adjusted operating margin guidance, and forward-looking adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking annual operational sales growth guidance to forward-looking GAAP reported sales growth guidance, forward-looking full year 2025 adjusted operating margin guidance to forward-looking GAAP operating margin guidance, and forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance for the fourth quarter and full year 2024 because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for fourth-quarter and full-year 2024, and full-year 2025) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions and development activities, including the pending sale of the company’s Kidney Care business, the company’s plans to simplify its manufacturing footprint, the timing for such transactions and risks associated with a consolidated manufacturing footprint, the ability to satisfy any applicable conditions and the expected proceeds, consideration and realization of anticipated benefits; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals (including with respect to the company’s strategic initiatives and other actions, including Hurricane Helene recovery efforts and cost-containment initiatives) and related impacts on its liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds; the company’s ability to successfully integrate acquisitions; the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the war in Ukraine, the conflict in the Middle East, tensions amongst China, Taiwan and the U.S., and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars and global public health crises, pandemics and epidemics or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, or withdrawals by rating agencies from rating us and the company’s indebtedness, and the impact on the company’s funding costs and liquidity; the impact of any goodwill, intangible asset or other long-lived asset impairments on the company’s operating results; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale and the general unpredictability associated with the product development cycle; regulatory agency inspections, product quality or patient safety issues leading to product recalls, withdrawals, labeling changes, launch delays, warning letters, import bans, denial of import certifications, sanctions, seizures, litigation or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of, or failures to act or delays in acting by, FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing or sale or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities; demand and market acceptance risks for, and competitive pressures related to, new and existing products, challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services, the impact of those products on quality and patient safety concerns and the need for ongoing training and support for our products; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in, the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise, and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties, including as a result of natural disaster, war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise (including the impact of the physical effects of climate change such as severe storms and storm related events); the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees (including those involved with any key strategic actions), the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils) or the inability to attract, develop, retain and engage employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including GPOs and IDNs); changes to legislation and regulation and other governmental pressures in United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; the outcome of pending or future litigation; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.
Baxter, Dose IQ and Novum IQ are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2024	2023	Change
NET SALES	$2,699	$2,599	4%
COST OF SALES	1,666	1,543	8%
GROSS MARGIN	1,033	1,056	(2)%
% of Net Sales	38.3%	40.6%	(2.3) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	754	744	1%
% of Net Sales	27.9%	28.6%	(0.7) pts
RESEARCH AND DEVELOPMENT EXPENSES	129	133	(3)%
% of Net Sales	4.8%	5.1%	(0.3) pts
OTHER OPERATING INCOME, NET	(5)	—	NM
OPERATING INCOME	155	179	(13)%
% of Net Sales	5.7%	6.9%	(1.2) pts
INTEREST EXPENSE, NET	87	127	(31)%
OTHER (INCOME) EXPENSE, NET	(1)	(12)	(92)%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	69	64	8%
INCOME TAX EXPENSE	8	27	(70)%
% of Income from Continuing Operations Before Income Taxes	11.6%	42.2%	(30.6) pts
INCOME FROM CONTINUING OPERATIONS	61	37	65%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	83	2,474	(97)%
NET INCOME	144	2,511	(94)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	4	3	33%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4	3	33%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$140	$2,508	(94)%
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.12	$0.07	71%
Diluted	$0.12	$0.07	71%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.15	$4.88	(97)%
Diluted	$0.15	$4.86	(97)%
INCOME PER COMMON SHARE
Basic	$0.27	$4.95	(95)%
Diluted	$0.27	$4.93	(95)%
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	510	507
Diluted	512	509
ADJUSTED OPERATING INCOME (excluding special items)¹	$391	$401	(2)%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$252	$221	14%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$163	$197	(17)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$411	$415	(1)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.49	$0.43	14%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.31	$0.39	(21)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.80	$0.82	(2)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended September 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income From Continuing Operations Before Income Taxes	Income Tax Expense	Income From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,033	$754	$155	$69	$8	$61	$83	$144	$140	$0.12	$0.15	$0.27
Reported percent of net sales (or effective tax rate for income tax expense)	38.3%	27.9%	5.7%	2.6%	11.6%	2.3%	3.1%	5.3%	5.2%
Intangible asset amortization	108	(51)	159	159	38	121	3	124	124	0.24	0.00	0.24
Business optimization items[1]	2	(16)	18	18	5	13	18	31	31	0.03	0.03	0.06
Acquisition and integration items[2]	—	(5)	5	5	1	4	—	4	4	0.01	0.00	0.01
European medical devices regulation[3]	9	—	9	9	2	7	1	8	8	0.01	0.01	0.02
Product related reserves[4]	3	—	3	3	—	3	—	3	3	0.01	0.00	0.01
Hurricane Helene costs[5]	25	—	25	25	6	19	—	19	19	0.04	0.00	0.04
Legal matters[6]	—	(17)	17	17	4	13	—	13	13	0.03	0.00	0.03
Separation-related costs[7]	—	—	—	—	—	—	46	46	46	0.00	0.09	0.09
Tax matters[10]	—	—	—	—	(11)	11	12	23	23	0.02	0.02	0.04
Adjusted	$1,180	$665	$391	$305	$53	$252	$163	$415	$411	$0.49	$0.31	$0.80
Adjusted percent of net sales (or effective tax rate for income tax expense)	43.7%	24.6%	14.5%	11.3%	17.4%	9.3%	6.0%	15.4%	15.2%

				Reported	Adjusted
Income from discontinued operations, net of tax				$83	$163
Less: Net income attributable to noncontrolling interests included in discontinued operations				4	4
Income from discontinued operations, net of tax attributable to Baxter stockholders				$79	$159

				Reported	Adjusted
Net income (loss)				$144	$415
Less: Net income attributable to noncontrolling interests				4	4
Net income (loss) attributable to Baxter stockholders				$140	$411

The company’s U.S. GAAP results for the three months ended September 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Income From Continuing Operations Before Income Taxes	Income Tax Expense	Income From Continuing Operations	Income From Discontinued Operations	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,056	$744	$133	$179	$64	$27	$37	$2,474	$2,511	$2,508	$0.07	$4.86	$4.93
Reported percent of net sales (or effective tax rate for income tax expense)	40.6%	28.6%	5.1%	6.9%	2.5%	42.2%	1.4%	95.2%	96.6%	96.5%
Intangible asset amortization	96	(51)	—	147	147	34	113	14	127	127	0.22	0.03	0.25
Business optimization items[1]	—	(44)	(4)	48	48	12	36	27	63	63	0.07	0.05	0.12
Acquisition and integration items[2]	1	(1)	—	2	2	1	1	—	1	1	0.00	0.00	0.00
European medical devices regulation[3]	12	—	—	12	12	4	8	2	10	10	0.02	0.00	0.02
Legal matters[6]	—	(13)	—	13	13	3	10	—	10	10	0.02	0.00	0.02
Separation-related costs[7]	—	—	—	—	—	—	—	81	81	81	0.00	0.16	0.16
Long-lived asset impairments[8]	—	—	—	—	—	—	—	205	205	205	0.00	0.40	0.40
Gain on BPS Sale[9]	—	—	—	—	—	—	—	(2,603)	(2,603)	(2,603)	0.00	(5.11)	(5.11)
Tax matters[10]	—	—	—	—	—	(16)	16	(3)	13	13	0.03	0.00	0.03
Adjusted	$1,165	$635	$129	$401	$286	$65	$221	$197	$418	$415	$0.43	$0.39	$0.82
Adjusted percent of net sales (or effective tax rate for income tax expense)	44.8%	24.4%	5.0%	15.4%	11.0%	22.7%	8.5%	7.6%	16.1%	16.0%

					Reported	Adjusted
Income from discontinued operations, net of tax					$2,474	$197
Less: Net income attributable to noncontrolling interests included in discontinued operations					3	3
Income from discontinued operations, net of tax attributable to Baxter stockholders					$2,471	$194

					Reported	Adjusted
Net income (loss)					$2,511	$418
Less: Net income attributable to noncontrolling interests					3	3
Net income (loss) attributable to Baxter stockholders					$2,508	$415

1The company’s results in 2024 and 2023 included costs related to programs to optimize its organization and cost structure. The company's results of continuing operations in 2024 and 2023 included costs primarily related to its implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities, third-party costs incurred to support the transformation of certain general and administrative functions and the integration of its acquisition of Hill-Rom Holdings, Inc. (Hillrom). The company's results of discontinued operations in 2024 and 2023 included costs primarily related to inventory write-offs due to the exit of a product line and the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities.
2The company’s results in 2024 and 2023 included integration-related items comprised of Hillrom acquisition and integration expenses.
3The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results in 2024 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of our infusion pumps initially recorded in 2022.
5The company's results in 2024 included net charges related to Hurricane Helene. This amount consisted of a charge related to damaged inventory and fixed assets, partially offset by a benefit related to insurance recoveries expected as a result of those asset write-offs.
6The company’s results in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities. The company’s results in 2023 included costs, including associated legal fees related to matters involving alleged violations of the False Claims Act related to a now-discontinued legacy Hillrom sales line and alleged injury from environmental exposure.
7The company's results of discontinued operations in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the pending sale of its Kidney Care segment. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business.
8The company's results of discontinued operations in 2023 included long-lived asset impairment charges related to the Hemodialysis business within its Kidney Care segment.
9The company's results of discontinued operations in 2023 included a gain from the sale of the BPS business.
10The company's results of continuing operations in 2024 included tax items consisting of a valuation allowance recorded to reduce the carrying amount of a tax attributable carryforward in the U.S. related to the pending sale of its Kidney Care segment, partially offset by application of the intraperiod tax allocation between continuing operations and discontinued operations. The company's results of continuing operations in 2023 included an increase in a valuation allowance in a foreign jurisdiction resulting from changes in future projected income and a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2024	2023	Change
NET SALES	$7,883	$7,634	3%
COST OF SALES	4,858	4,584	6%
GROSS MARGIN	3,025	3,050	(1)%
% of Net Sales	38.4%	40.0%	(1.6) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,206	2,270	(3)%
% of Net Sales	28.0%	29.7%	(1.7) pts
RESEARCH AND DEVELOPMENT EXPENSES	379	391	(3)%
% of Net Sales	4.8%	5.1%	(0.3) pts
OTHER OPERATING INCOME, NET	(9)	(14)	(36)%
OPERATING INCOME	449	403	11%
% of Net Sales	5.7%	5.3%	0.4 pts
INTEREST EXPENSE, NET	251	367	(32)%
OTHER (INCOME) EXPENSE, NET	(34)	15	NM
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	232	21	NM
INCOME TAX EXPENSE	70	59	19%
% of Income from Continuing Operations Before Income Taxes	30.2%	281.0%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	162	(38)	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(290)	2,455	NM
NET INCOME (LOSS)	(128)	2,417	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	9	6	50%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	9	6	50%
NET LOSS ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(137)	$2,411	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.32	$(0.08)	NM
Diluted	$0.32	$(0.08)	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.59)	$4.84	NM
Diluted	$(0.59)	$4.84	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.27)	$4.76	NM
Diluted	$(0.27)	$4.76	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509	506
Diluted	511	506
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,055	$1,051	0%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$669	$533	26%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$427	$520	(18)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,087	$1,047	4%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.31	$1.05	25%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.82	$1.02	(20)%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.13	$2.07	3%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the nine months ended September 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$3,025	$2,206	$449	$232	$70	$162	$(290)	$(128)	$(137)	$0.32	$(0.59)	$(0.27)
Reported percent of net sales (or effective tax rate for income tax expense)	38.4%	28.0%	5.7%	2.9%	30.2%	2.1%	(3.7)%	(1.6)%	(1.7)%
Intangible asset amortization	316	(155)	471	471	111	360	19	379	379	0.70	0.04	0.74
Business optimization items[1]	8	(41)	49	49	14	35	53	88	88	0.07	0.10	0.17
Acquisition and integration items[2]	1	(15)	16	16	3	13	—	13	13	0.03	0.00	0.03
European medical devices regulation[3]	25	—	25	25	6	19	3	22	22	0.04	0.00	0.04
Product-related reserves[4]	3	—	3	3	—	3	—	3	3	0.01	0.00	0.01
Hurricane Helene costs[5]	25	—	25	25	6	19	—	19	19	0.04	0.00	0.04
Legal matters[6]	—	(17)	17	17	4	13	—	13	13	0.03	0.00	0.03
Separation-related costs[8]	—	—	—	—	—	—	193	193	193	0.00	0.38	0.38
Goodwill impairment[9]	—	—	—	—	—	—	430	430	430	0.00	0.84	0.84
Tax Matters[12]	—	—	—	—	(45)	45	19	64	64	0.09	0.04	0.13
Adjusted	$3,403	$1,978	$1,055	$838	$169	$669	$427	$1,096	$1,087	$1.31	$0.82	$2.13
Adjusted percent of net sales (or effective tax rate for income tax expense)	43.2%	25.1%	13.4%	10.6%	20.2%	8.5%	5.4%	13.9%	13.8%

				Reported	Adjusted
Income (loss) from discontinued operations, net of tax				$(290)	$427
Less: Net income attributable to noncontrolling interests included in discontinued operations				9	9
Income (loss) from discontinued operations, net of tax attributable to Baxter stockholders				$(299)	$418

				Reported	Adjusted
Net income (loss)				$(128)	$1,096
Less: Net income attributable to noncontrolling interests				9	9
Net income (loss) attributable to Baxter stockholders				$(137)	$1,087

The company’s U.S. GAAP results for the nine months ended September 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$3,050	$2,270	$391	$(14)	$403	$15	$21	$59	$(38)	$2,455	$2,417	$2,411	$(0.08)	$4.84	$4.76
Reported percent of net sales (or effective tax rate for income tax expense)	40.0%	29.7%	5.1%	(0.2)%	5.3%	0.2%	0.3%	281.0%	(0.5)%	32.2%	31.7%	31.6%
Intangible asset amortization	279	(155)	—	—	434	—	434	99	335	40	375	375	0.66	0.08	0.74
Business optimization items[1]	23	(134)	(10)	—	167	—	167	38	129	288	417	417	0.25	0.57	0.82
Acquisition and integration items[2]	1	(15)	—	14	2	—	2	1	1	—	1	1	0.00	0.00	0.00
European medical devices regulation[3]	32	—	—	—	32	—	32	10	22	5	27	27	0.04	0.01	0.05
Legal matters[6]	—	(13)	—	—	13	—	13	3	10	—	10	10	0.02	0.00	0.02
Investment impairments[7]	—	—	—	—	—	(10)	10	3	7	8	15	15	0.01	0.02	0.03
Separation-related costs[8]	—	—	—	—	—	—	—	—	—	142	142	142	0.00	0.28	0.28
Long-lived asset impairments[10]	—	—	—	—	—	—	—	—	—	205	205	205	0.00	0.40	0.40
Gain on BPS Sale[11]	—	—	—	—	—	—	—	—	—	(2,603)	(2,603)	(2,603)	0.00	(5.13)	(5.13)
Tax matters[12]	—	—	—	—	—	—	—	(67)	67	(20)	47	47	0.13	(0.04)	0.09
Adjusted	$3,385	$1,953	$381	$—	$1,051	$5	$679	$146	$533	$520	$1,053	$1,047	$1.05	$1.02	$2.07
Adjusted percent of net sales (or effective tax rate for income tax expense)	44.3%	25.6%	5.0%	0.0%	13.8%	0.1%	8.9%	21.5%	7.0%	6.8%	13.8%	13.7%

							Reported	Adjusted
Income (loss) from discontinued operations, net of tax							$2,455	$520
Less: Net income attributable to noncontrolling interests included in discontinued operations							6	6
Income (loss) from discontinued operations, net of tax attributable to Baxter stockholders							$2,449	$514

							Reported	Adjusted
Net income (loss)							$2,417	$1,053
Less: Net income attributable to noncontrolling interests							6	6
Net income (loss) attributable to Baxter stockholders							$2,411	$1,047

Weighted-average diluted shares as reported							506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							1
Weighted-average diluted shares as adjusted							507
1.The company’s results in 2024 and 2023 included costs related to programs to optimize its organization and cost structure. The company's results of continuing operations in 2024 and 2023 included costs primarily related to our implementation of a new operating model intended to simplify and streamline our operations and better align our manufacturing and supply chain to our commercial activities, third-party costs incurred to support the transformation of certain general and administrative functions and the integration of its acquisition of Hill-Rom Holdings, Inc. (Hillrom). The company's results of discontinued operations in 2024 and 2023, included costs primarily related to a program to centralize certain of its research and development activities into a new location, property plant and equipment impairments in connection with the transfer of a manufacturing production line as part of its initiatives to optimize its global manufacturing and supply chain organization, the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities, which resulted in a $243 million noncash impairment of property, plant and equipment in the second quarter of the prior year period.
2.The company’s results in 2024 and 2023 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2023 those costs are offset by net gains from changes in the fair value of contingent consideration liabilities.
3.The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4.The company's results in 2024 included charges related to a revised estimate of warranty and remediation activities arising from a field corrective action on certain of our infusion pumps initially recorded in 2022.
5.The company's results in 2024 included net charges related to Hurricane Helene. This amount consisted of a charge related to damaged inventory and fixed assets, partially offset by a benefit related to insurance recoveries expected as a result of those asset write-offs.
6.The company’s results in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities. The company’s results in 2023 included costs, including associated legal fees related to matters involving alleged violations of the False Claims Act related to a now-discontinued legacy Hillrom sales line and alleged injury from environmental exposure.
7.The company's results of continuing operations in 2023 included losses from non-marketable investments in several early stage companies, consisting of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment. The company's results of discontinued operations in 2023 included losses from non-marketable investments in several early stage companies, consisting of noncash impairment write-downs.
8.The company's results of discontinued operations in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the pending sale of its Kidney Care segment. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business.
9.The company's results of discontinued operations in 2024 included a charge related to a goodwill impairment of the company's Chronic Therapies reporting unit within its Kidney Care segment.
10.The company's results of discontinued operations in 2023 included long-lived asset impairment charges related to the Hemodialysis business within its Kidney Care segment.
11.The company's results of discontinued operations in 2023 included a gain from the sale of its BPS business.
12.The company's results in 2024 included income tax items consisting of a $26 million valuation allowance recorded to reduce the carrying amount of a tax attribute carryforward in the U.S. and internal reorganization transactions related to the pending sale of our Kidney Care segment. The company’s results in 2023, included a $30 million increase related to its estimated recoverability of a deferred tax asset for a net asset step-up related to Swiss tax reform legislation enacted during 2019 that is amortizable as a tax deduction ratably over tax years 2025 through 2029, an increase in a valuation allowance in the U.S. resulting from changes in future projected income and a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products and Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems and Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended September 30,		% Growth @ Actual Rates	% Growth @ Constant Rates	Nine Months Ended September 30,		% Growth @ Actual Rates	% Growth @ Constant Rates
	2024	2023			2024	2023
Infusion Therapies and Technologies	$1,070	$1,003	7%	7%	$3,081	$2,918	6%	6%
Advanced Surgery	272	255	7%	7%	812	773	5%	6%
Medical Products and Therapies	1,342	1,258	7%	7%	3,893	3,691	5%	6%
Care and Connectivity Solutions	456	443	3%	3%	1,310	1,307	0%	0%
Front Line Care	296	301	(2)%	(2)%	857	911	(6)%	(6)%
Healthcare Systems and Technologies	752	744	1%	1%	2,167	2,218	(2)%	(3)%
Injectables and Anesthesia	321	351	(9)%	(9)%	990	987	0%	1%
Drug Compounding	267	229	17%	14%	778	665	17%	17%
Pharmaceuticals	588	580	1%	1%	1,768	1,652	7%	7%
Other	17	17	0%	12%	55	73	(25)%	(23)%
Total - Continuing Operations	$2,699	$2,599	4%	4%	$7,883	$7,634	3%	3%

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Medical Products and Therapies	$268	$245	$733	$706
% of Segment Net Sales	20.0%	19.5%	18.8%	19.1%
Healthcare Systems and Technologies	136	115	323	327
% of Segment Net Sales	18.1%	15.5%	14.9%	14.7%
Pharmaceuticals	58	108	211	284
% of Segment Net Sales	9.9%	18.6%	11.9%	17.2%
Other	2	6	15	19
Total	464	474	1,282	1,336
Unallocated corporate costs	(73)	(73)	(227)	(285)
Intangible asset amortization expense	(159)	(147)	(471)	(434)
Legal matters	(17)	(13)	(17)	(13)
Business optimization items	(18)	(48)	(49)	(167)
Acquisition and integration items	(5)	(2)	(16)	(2)
European Medical Devices Regulation	(9)	(12)	(25)	(32)
Product-related items	(3)	—	(3)	—
Hurricane Helene costs	(25)	—	(25)	—
Total operating income (loss)	155	179	449	403
Interest expense, net	87	127	251	367
Other (income) expense, net	(1)	(12)	(34)	15
Loss from continuing operations before income taxes	$69	$64	$232	$21

BAXTER — PAGE 16

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$613	$457	$1,070	$570	$433	$1,003	8%	6%	7%
Advanced Surgery	149	123	272	139	116	255	7%	6%	7%
Medical Products and Therapies	762	580	1,342	709	549	1,258	7%	6%	7%
Care and Connectivity Solutions	335	121	456	317	126	443	6%	(4)%	3%
Front Line Care	222	74	296	234	67	301	(5)%	10%	(2)%
Healthcare Systems and Technologies	557	195	752	551	193	744	1%	1%	1%
Injectables and Anesthesia	178	143	321	195	156	351	(9)%	(8)%	(9)%
Drug Compounding	—	267	267	—	229	229	0%	17%	17%
Pharmaceuticals	178	410	588	195	385	580	(9)%	6%	1%
Other	3	14	17	12	5	17	(75)%	180%	0%
Total - Continuing Operations	$1,500	$1,199	$2,699	$1,467	$1,132	$2,599	2%	6%	4%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$1,718	$1,363	$3,081	$1,654	$1,264	$2,918	4%	8%	6%
Advanced Surgery	446	366	812	433	340	773	3%	8%	5%
Medical Products and Therapies	2,164	1,729	3,893	2,087	1,604	3,691	4%	8%	5%
Care and Connectivity Solutions	945	365	1,310	926	381	1,307	2%	(4)%	0%
Front Line Care	635	222	857	681	230	911	(7)%	(3)%	(6)%
Healthcare Systems and Technologies	1,580	587	2,167	1,607	611	2,218	(2)%	(4)%	(2)%
Injectables and Anesthesia	566	424	990	550	437	987	3%	(3)%	0%
Drug Compounding	—	778	778	—	665	665	0%	17%	17%
Pharmaceuticals	566	1,202	1,768	550	1,102	1,652	3%	9%	7%
Other	30	25	55	56	17	73	(46)%	47%	(25)%
Total - Continuing Operations	$4,340	$3,543	$7,883	$4,300	$3,334	$7,634	1%	6%	3%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operations – continuing operations	$376	$792
Cash flows from investing activities - continuing operations	(281)	(325)
Cash flows from financing activities - continuing operations	(1,222)	(554)

Cash flows from operations - continuing operations	$376	$792
Capital expenditures - continuing operations	(314)	(340)
Free cash flow - continuing operations	$62	$452

	Nine Months Ended September 30,
	2024	2023
Cash flows from operations – discontinued operations	$155	$403
Cash flows from investing activities - discontinued operations	(140)	3,768

Cash flows from operations - discontinued operations	$155	$403
Capital expenditures - discontinued operations	(138)	(189)
Free cash flow - discontinued operations	$17	$214

	Nine Months Ended September 30,
	2024	2023
Cash flows from operations – Total Baxter	$531	$1,195
Cash flows from investing activities - Total Baxter	(421)	3,443
Cash flows from financing activities - Total Baxter	(1,222)	(554)

Cash flows from operations - Total Baxter	$531	$1,195
Capital expenditures - Total Baxter	(452)	(529)
Free cash flow - Total Baxter	$79	$666

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From the Three Months Ended September 30, 2023 to the Three Months Ended September 30, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	7%	0%	7%
Advanced Surgery	7%	0%	7%
Medical Products and Therapies	7%	0%	7%
Care and Connectivity Solutions	3%	0%	3%
Front Line Care	(2)%	0%	(2)%
Healthcare Systems and Technologies	1%	0%	1%
Injectables and Anesthesia	(9)%	0%	(9)%
Drug Compounding	17%	(3)%	14%
Pharmaceuticals	1%	0%	1%
Other	0%	12%	12%
Total - Continuing Operations	4%	0%	4%
Discontinued Operations - Kidney Care	4%	1%	5%
Total - Continuing Operations and Discontinued Operations - Kidney Care	4%	0%	4%
Discontinued Operations - BioPharma Solutions (BPS)[1]	NM	NM	NM
Total Baxter	(1)%	0%	(1)%

1 The company's BPS business was sold in the third quarter of 2023.
*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Nine Months Ended September 30, 2023 to The Nine Months Ended September 30, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	6%	0%	6%
Advanced Surgery	5%	1%	6%
Medical Products and Therapies	5%	1%	6%
Care and Connectivity Solutions	0%	0%	0%
Front Line Care	(6)%	0%	(6)%
Healthcare Systems and Technologies	(2)%	(1)%	(3)%
Injectables and Anesthesia	0%	1%	1%
Drug Compounding	17%	0%	17%
Pharmaceuticals	7%	0%	7%
Other	(25)%	2%	(23)%
Total - Continuing Operations	3%	0%	3%
Discontinued Operations - Kidney Care	2%	2%	4%
Total - Continuing Operations and Discontinued Operations - Kidney Care	3%	1%	4%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Fourth Quarter and Full Year 2024 U.S. GAAP Sales Growth to Projected Constant Currency Sales Growth and Projected Fourth Quarter and Full Year 2024 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q4 2024*	FY 2024*
Sales growth - U.S. GAAP	Decline Low Single Digit	1% - 2%
Foreign Exchange	< 50 bps	~ 50 bps
Sales growth - Constant currency	Decline Low Single Digit	~2%

Adjusted Earnings Per Share Guidance	Q4 2024	FY 2024
Adjusted diluted EPS	$0.77 - $0.81	$2.90 - $2.94

Reconciliation of Non-GAAP Financial Measures
Projected Annual Operational Sales Growth and Projected Full Year 2025 Adjusted Operating Margin
(unaudited)

Operational Sales Growth Guidance	Annually
Operational sales growth	4% - 5%

Adjusted Operating Margin Guidance	FY 2025
Adjusted operating margin	~16.5%
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking annual operational sales guidance represents the company's targeted future sales growth excluding sales to Vantive under the related manufacturing supply agreement and assuming foreign currency exchange rates remain constant in future periods. Additionally, forward-looking full year 2025 adjusted operating margin guidance and forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking annual operational sales growth guidance, forward-looking full year 2025 adjusted operating margin guidance and forward-looking adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted in the accompanying release. Baxter has not provided reconciliations of forward-looking annual operational sales growth guidance to forward-looking GAAP reported sales growth guidance, forward-looking full year 2025 adjusted operating margin guidance to forward-looking GAAP operating margin guidance and forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance for the fourth quarter and full year of 2024 because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.